Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Strong First Quarter 2014 Results

—Exceeds revenue and EBITDA guidance—

—Delivers triple-digit growth in advertising—

—Record quarter for DAS venue wins—

—Launched Hotspot 2.0 at 23 U.S. airports—

LOS ANGELES — May 8, 2014 — Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (DAS) and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced the company’s financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Financial Highlights

•                  Revenue of $26.5 million, an increase of 14.3% compared to $23.1 million for the first quarter of 2013.

•                  Net loss attributable to common stockholders of $5.4 million, or $0.15 per diluted share. This compares to a net loss attributable to common stockholders of $1.1 million, or $0.03 per diluted share, for the first quarter of 2013.

•                  Adjusted EBITDA of $3.1 million, compared to $3.6 million for the first quarter of 2013. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

Operational Highlights

•                  An agreement with the Air Force Academy to design, install and manage integrated Wi-Fi and DAS networks at the Falcon Stadium and Cadet Field House, home of the Air Force Falcons’ NCAA Division I sports teams.

•                  An agreement with Miller Sports Properties to upgrade and manage a multi-carrier neutral host DAS network at EnergySolutions Arena, home of the NBA’s Utah Jazz basketball team and more than 100 sports and entertainment events annually.

•                  An agreement with the County of Orange to design, install and manage a new neutral host DAS network and upgrade existing Wi-Fi networks at John Wayne Airport (SNA) in Southern California.

•                  An agreement with the University of Houston to operate as the exclusive wireless network partner — including both DAS and Wi-Fi — for the new Houston Football Stadium, home of the NCAA FBS Houston Cougars.

Management Commentary

“The year is off to a strong start, with Boingo delivering excellent financial performance while also securing major contract wins that will help build the foundation for continued long-term growth,” said David Hagan, Chief Executive Officer of Boingo Wireless. “Revenue growth of 14% exceeded expectations and demonstrated the kind of double-digit growth we believe is sustainable now that we’re clear of the industry changes that served as a headwind to growth in 2013.”

Mr. Hagan continued, “We saw significant contributions from all of our strategic initiatives — especially advertising, which delivered triple digit revenue growth for the quarter. DAS also had a record quarter, with venue agreement signings occurring in the first three months of the year worth more than all agreements signed in 2013. And while significant investments in our military broadband deployment suppressed quarterly profitability, we expect subscription revenues to begin to ramp as more networks launch in the second half of the year. The continued emergence of DAS, advertising, and military broadband as key growth drivers will enable us to further diversify our revenue streams that allow us to realize growth across all of our lines of business.”

Business Outlook

Boingo Wireless is initiating guidance for the second quarter ending June 30, 2014, as follows:

Second Quarter 2014

•                  Revenue is expected to be in the range of $26.0 million to $28.0 million.

•                  Adjusted EBITDA is expected to be in the range of $3.5 million to $5.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $6.0 million to $4.5 million, or a net loss of $0.17 to $0.13 per diluted share.

Boingo Wireless is reiterating guidance for the full year ending December 31, 2014, as follows:

Full Year 2014

•                  Revenue is expected to be in the range of $116.0 million to $121.0 million.

•                  Adjusted EBITDA is expected to be in the range of $24.0 million to $27.0 million.

•                  Net loss attributable to common stockholders is expected to be in the range of $14.0 million to $11.0 million, or a net loss of $0.40 to $0.31 per diluted share.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss its first quarter 2014 financial results beginning at 4:30 pm ET (1:30 pm PT), today, May 8, 2014. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 and enter the passcode: 13579708 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 689-8562 and enter the same passcode. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance. The company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, income tax expense (benefit), amortization of intangible assets, stock-based compensation expense, non-controlling interests and interest and other income, net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Boingo’s vast footprint of small cell networks covers more than a million DAS and Wi-Fi locations and reaches more than 1 billion consumers annually — in places as varied as airports, stadiums, universities, and military bases. For more information about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2013 filed with the SEC on March 17, 2014, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013

Revenue	$26,452	$23,134
Costs and operating expenses:
Network access	12,925	9,670
Network operations	5,824	3,951
Development and technology	3,671	3,136
Selling and marketing	3,885	2,990
General and administrative	4,395	4,490
Amortization of intangible assets	925	399
Total costs and operating expenses	31,625	24,636
Loss from operations	(5,173)	(1,502)
Interest and other income, net	19	47
Loss before income taxes	(5,154)	(1,455)
Income tax expense (benefit)	148	(467)
Net loss	(5,302)	(988)
Net income attributable to non-controlling interests	146	133
Net loss attributable to common stockholders	$(5,448)	$(1,121)

Net loss per share attributable to common stockholders:
Basic	$(0.15)	$(0.03)
Diluted	$(0.15)	$(0.03)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	35,350	35,597
Diluted	35,350	35,597

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$13,516	$27,338
Restricted cash	545	545
Marketable securities	37,286	32,962
Accounts receivable, net	18,045	16,326
Prepaid expenses and other current assets	2,479	2,566
Deferred tax assets	1,192	1,192
Total current assets	73,063	80,929
Property and equipment, net	76,445	67,560
Goodwill	42,431	42,431
Intangible assets, net	22,483	23,413
Other assets	1,285	1,210
Total assets	$215,707	$215,543

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,748	$11,642
Accrued expenses and other liabilities	17,325	16,908
Deferred revenue	22,303	19,292
Total current liabilities	48,376	47,842
Deferred revenue, net of current portion	26,258	21,591
Deferred tax liabilities	3,369	3,369
Other liabilities	1,956	2,133
Total liabilities	79,959	74,935

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 35,516 and 35,226 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	4	4
Additional paid-in capital	183,988	182,927
Accumulated deficit	(48,636)	(43,188)
Total common stockholders’ equity	135,356	139,743
Non-controlling interests	392	865
Total stockholders’ equity	135,748	140,608
Total liabilities and stockholders’ equity	$215,707	$215,543

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2014	2013

Net loss attributable to common stockholders	$(5,448)	$(1,121)
Depreciation and amortization of property and equipment	5,784	4,133
Income tax expense (benefit)	148	(467)
Amortization of intangible assets	925	399
Stock-based compensation expense	1,517	602
Non-controlling interests	146	133
Interest and other income, net	(19)	(47)
Adjusted EBITDA	$3,053	$3,632

CONTACTS:

Christian Gunning Vice President, Corporate Communications cgunning@boingo.com (310) 586-4009	Laura Bainbridge / Kimberly Orlando Addo Communications laurab@addocommunications.com / kimberlyo@addocommunications.com (310) 829-5400